Exhibit 21

Validus Holdings, Ltd.
List of Subsidiaries

Ownership Interest Held By Immediate Parent 100% unless otherwise indicated

Subsidiary	Jurisdiction

Validus Holdings, Ltd.	Bermuda
Validus Reinsurance, Ltd.	Bermuda
Validus Amalgamation Subsidiary Ltd.	Bermuda
Validus Management Europe Limited	Ireland
Validus Re Chile S.A.	Chile	99%
Underwriting Risk Services S.A.	Chile	99%
Validus Holdings (UK) Ltd	United Kingdom
Validus Specialty, Inc.	Delaware
Validus Reaseguros, Inc.	Florida
Validus Services, Inc.	Delaware
Validus Re Americas (New Jersey), Inc.	New Jersey
Validus Re Americas, Ltd	Bermuda
Validus Risk Services (Ireland) Limited	Dublin
PaCRe, Ltd.	Bermuda	10%
IPCRe Limited	Bermuda
Validus UPS, Ltd	Bermuda
Flagstone Reinsurance (Luxembourg), SARL	Luxembourg
Flagstone (Gibraltar) Limited	Gibraltar
Flagstone (Bermuda) Holdings Limited	Bermuda
Flagstone Management Services (Halifax) Limited	Nova Scotia
IAL Leasing Ltd.	Bermuda
Mont Fort Re Limited	Bermuda
Flagstone (Mauritius) Limited	Mauritius
Flagstone Underwriting Support Services (India) Private Limited	India
Flagstone Finance S.A.	Luxembourg
Validus Reinsurance (Switzerland) Ltd	Switzerland
L.P. Holdings Limited	Cyprus
Limassol Power Plant Limited	Cyprus
Flagstone Capital Management Luxembourg SICAF-FIS SA	Luxembourg
Flagstone Reinsurance Africa Limited	South Africa
Flagstone Management, S.A.	Switzerland
Validus Services (Bermuda), Ltd.	Bermuda
Validus Research, Inc.	Ontario
Validus America, Inc.	Delaware
Validus Ventures Ltd	Bermuda
AlphaCat Managers, Ltd	Bermuda
AlphaCat Advantage Fund, Ltd.	Bermuda
AlphaCat Reinsurance Ltd.	Bermuda

AlphaCat High Return Fund Ltd.	Bermuda
AlphaCat Diversified Fund Ltd.	Bermuda
AlphaCat Master Fund Ltd.	Bermuda
AlphaCat Prima Fund Ltd.	Bermuda
Talbot Holdings Ltd.	Bermuda
Talbot Capital Ltd.	Bermuda
Talbot 2002 Underwriting Capital, Ltd.	United Kingdom
Talbot Underwriting Holdings Ltd.	United Kingdom
Talbot Underwriting Services, Ltd.	United Kingdom
Talbot Underwriting Ltd.	United Kingdom
Talbot Underwriting Services (US), Ltd.	Delaware
Talbot Risk Services Pte, Ltd.	Singapore
Talbot Underwriting (MENA), Ltd.	Dubai
Talbot Risk Services (Labuan) Pte, Ltd.	Labuan
Talbot Underwriting Risk Services, Ltd.	United Kingdom
Talbot Insurance (Bermuda) Ltd.	Bermuda
Talbot Underwriting Capital Ltd.	United Kingdom